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                                  EXHIBIT 23.5

                 CONSENT OF BROWN, BURKE CAPITAL PARTNERS, L.L.C.

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                [Brown, Burke Capital Partners, L.L.C. Letterhead]

                          CONSENT OF FINANCIAL ADVISOR

                                November 27, 2000

         We hereby consent to the use of our Fairness Opinion addressed to the Board of Directors of Walton Bank & Trust Co. which is to be used in the Form S-4 Registration Statement and the Prospectus/Proxy Statement forming a part of this Form S-4 Registration Statement and to all references to our firm in such Prospectus/Proxy Statement. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.


                                     /s/ Brown, Burke Capital Partners, L.L.C.

                                     Brown, Burke Capital Partners, L.L.C.